Exhibit 99.2

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Condensed Consolidated Financial Statements

March 31, 2026

(Unaudited)

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Table of Contents

Page(s)

Condensed Consolidated Financial Statements:

Condensed Consolidated Balance Sheets	1–2

Condensed Consolidated Statements of Operations	3

Condensed Consolidated Statements of Changes in Stockholders’ Deficit	4

Condensed Consolidated Statements of Cash Flows	5–6

Notes to Condensed Consolidated Financial Statements	7–20

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
	2026	2025
Assets
Current assets:
Cash	$15,770,153	$20,860,885
Accounts receivable, net of allowance for credit losses of $7,169,565 and $7,198,170 as of March 31, 2026 and December 31, 2025, respectively	213,805,605	195,059,943
Vendor rebates receivable	8,768,026	12,102,653
Inventory, net	213,311,478	187,216,703
Prepaid and other assets	16,838,611	21,891,945
Income taxes receivable	19,721,813	10,346,975
Total current assets	488,215,686	447,479,104
Noncurrent assets:
Property and equipment, net	134,696,510	140,443,509
Operating lease right-of-use assets	159,535,631	166,725,885
Intangible assets, net	105,264,538	111,470,707
Goodwill	249,746,447	249,746,447
Deferred income taxes, net	9,204,328	14,460,899
Other noncurrent assets	4,201,209	4,352,466
Total noncurrent assets	662,648,663	687,199,913
Total assets	$1,150,864,349	$1,134,679,017

See accompanying notes to unaudited condensed consolidated financial statements.

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
	2026	2025
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$132,540,061	$100,461,074
Accrued expenses	69,870,378	82,675,881
Customer deposits	7,795,720	7,743,075
Income taxes payable	856,984	1,535,509
Current portion of long-term debt	18,769,190	18,485,524
Total current liabilities	229,832,333	210,901,063
Long-term liabilities:
Borrowings under revolving line of credit	15,000,000	—
Long-term debt	1,462,683,159	1,462,829,032
Operating lease liabilities	143,179,534	149,745,192
Contingent consideration	130,000	130,000
Total long-term liabilities	1,620,992,693	1,612,704,224
Total liabilities	1,850,825,026	1,823,605,287
Stockholders’ deficit:
Convertible class L common stock, $0.01 par value, 18,800 shares authorized; 15,595 shares issued and outstanding as of March 31, 2026 and December 31, 2025	156	156
Class A common stock, $0.01 par value, 1,481 shares authorized; 1,030 shares issued and outstanding as of March 31, 2026 and December 31, 2025	10	10
Additional paid-in capital	188,315,159	188,252,949
Accumulated deficit	(888,276,002)	(877,179,385)
Total stockholders’ deficit	(699,960,677)	(688,926,270)
Total liabilities and stockholders’ deficit	$1,150,864,349	$1,134,679,017

See accompanying notes to unaudited condensed consolidated financial statements.

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue	$531,393,836	$527,991,248
Cost of revenue	385,259,116	374,697,085
Gross margin	146,134,720	153,294,163
Operating expenses:
Salaries and wages	62,259,681	63,874,597
Selling, general, and administrative expenses	28,668,284	26,225,029
Depreciation and amortization	15,676,159	13,799,115
Taxes and benefits	14,523,772	16,300,578
Rent	10,153,006	10,027,588
Change in fair value of contingent consideration	—	(813,000)
Strategic development expenses	2,304,729	4,967,622
Gain on disposal of assets	(68,734)	(170,164)
Total operating expenses	133,516,897	134,211,365
Income from operations	12,617,823	19,082,798
Other income (expense):
Interest expense	(28,682,205)	(30,704,779)
Other income	854,593	880,935
Total other income (expense)	(27,827,612)	(29,823,844)
Loss from continuing operations before income taxes	(15,209,789)	(10,741,046)
Income tax benefit	4,113,172	6,675,726
Loss from continuing operations	(11,096,617)	(4,065,320)
Discontinued operations (Note 3):
Income from discontinued operations before income taxes	—	1,236,143
Income tax expense	—	(385,137)
Income from discontinued operations	—	851,006
Net loss	$(11,096,617)	$(3,214,314)

See accompanying notes to unaudited condensed consolidated financial statements.

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Changes in Stockholders’ Deficit

(Unaudited)

	Three months ended March 31, 2026
					Additional		Total
	Class L Common stock		Class A Common stock		paid-in	Accumulated	stockholders'
	Shares	Amount	Shares	Amount	capital	deficit	deficit
Balance – December 31, 2025	15,595	$156	1,030	$10	$188,252,949	$(877,179,385)	$(688,926,270)
Stock compensation	—	—	—	—	62,210	—	62,210
Net loss	—	—	—	—	—	(11,096,617)	(11,096,617)
Balance – March 31, 2026	15,595	$156	1,030	$10	$188,315,159	$(888,276,002)	$(699,960,677)

	Three months ended March 31, 2025
					Additional		Total
	Class L Common stock		Class A Common stock		paid-in	Accumulated	stockholders'
	Shares	Amount	Shares	Amount	capital	deficit	deficit
Balance – December 31, 2024	15,595	$156	1,024	$10	$187,724,073	$(946,641,574)	$(758,917,335)
Stock compensation	—	—	—	—	8,994	—	8,994
Net loss	—	—	—	—	—	(3,214,314)	(3,214,314)
Balance – March 31, 2025	15,595	$156	1,024	$10	$187,733,067	$(949,855,888)	$(762,122,655)

See accompanying notes to unaudited condensed consolidated financial statements.

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(11,096,617)	$(3,214,314)
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations	—	(851,006)
Provision for credit losses	260,338	(752,874)
Depreciation	9,469,990	8,631,007
Gain on disposal of assets	(68,734)	(170,164)
Reduction in the carrying amount of operating lease right-of-use assets	7,190,254	10,187,571
Amortization of intangible assets	6,206,169	5,168,108
Amortization of debt issuance costs	846,368	912,736
Change in value of contingent consideration	—	(813,000)
Stock compensation	62,210	8,994
Deferred taxes	5,256,571	87,788,448
Changes in operating assets and liabilities:
Accounts receivable	(19,006,000)	5,224,312
Vendor rebates receivable	3,334,627	2,484,177
Inventory	(26,094,775)	(24,834,430)
Prepaid and other assets	5,053,334	(3,284,118)
Other noncurrent assets	(30,747)	51,514
Accounts payable	32,078,987	27,799,907
Accrued expenses and other liabilities	(12,554,848)	6,113,881
Income taxes payable/receivable	(10,053,363)	(95,810,091)
Operating lease liabilities	(6,816,313)	(9,377,520)
Customer deposits	52,645	1,153,441
Net cash (used in) provided by operating activities of continuing operations	(15,909,904)	16,416,579
Net cash provided by operating activities of discontinued operations	—	4,770,838
Net cash (used in) provided by operating activities	(15,909,904)	21,187,417
Cash flows from investing activities:
Purchases of property and equipment	(3,810,136)	(11,968,671)
Proceeds from the disposal of fixed assets	155,879	74,620
Cash paid for acquisitions, net of cash acquired	—	(626,825)
Net cash used in investing activities of continuing operations	(3,654,257)	(12,520,876)
Net cash used in investing activities of discontinued operations	—	(350,043)
Net cash used in investing activities	(3,654,257)	(12,870,919)
Cash flows from financing activities:
Borrowings under revolving line of credit	40,000,000	—
Repayments under revolving line of credit	(25,000,000)	—
Payments on notes payable	(1,197)	(25,280)
Payments on finance lease obligations	(525,374)	(631,604)
Net cash provided by (used in) financing activities of continuing operations	14,473,429	(656,884)
Net cash used in financing activities of discontinued operations	—	(856,578)
Net cash provided by (used in) financing activities	14,473,429	(1,513,462)
Net (decrease) increase in cash	(5,090,732)	6,803,036
Cash – beginning of period	20,860,885	26,740,841
Cash – end of period	$15,770,153	$33,543,877

See accompanying notes to unaudited condensed consolidated financial statements.

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

Supplemental disclosure of cash flow information and noncash activity:

Cash paid for income taxes during the three months ended March 31, 2026 and 2025 was $678,525 and $0, respectively.

Cash paid for interest during the three months ended March 31, 2026 and 2025 was $27,827,200 and $40,073,485, respectively.

During the three months ended March 31, 2025, the Company financed $1,458,692 of property and equipment additions through finance leases.

During the three months ended March 31, 2025, the Company obtained $14,561,408 of right-of-use lease assets in exchange for operating lease liabilities, including amounts added to the carrying amount of right-of use lease assets resulting from lease modifications and reassessments.

See accompanying notes to unaudited condensed consolidated financial statements.

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

March 31, 2026

(1)	Description of Business

On April 1, 2026, pursuant to the terms of the Agreement and Plan of Merger, dated as of February 10, 2026 (the “Merger Agreement”), by and among Kodiak Building Partners Inc., a Delaware corporation (“Kodiak” or the “Company”), QXO, Inc., a Delaware corporation (“QXO”), Juno Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of QXO (“Merger Sub”) and CSC Shareholder Services LLC, in its capacity as shareholder representative, Merger Sub merged with and into Kodiak (the “Merger”), with Kodiak surviving the Merger as an indirect, wholly owned subsidiary of QXO. At the effective time of the Merger, QXO paid to equityholders of Kodiak an amount in cash equal to $2,000,000,000 (subject to customary adjustments for working capital, indebtedness, cash and transaction expenses as set forth in the Merger Agreement) plus 13,157,895 shares of QXO common stock. The condensed consolidated financial statements do not give effect to any adjustments that may result from the consummation of the Merger Agreement.

In connection with the Merger, after payment of associated transaction expenses, the Company settled outstanding indebtedness (Note 8), stock options (Note 11), and contingent bonus awards (Note 13). The remaining transaction proceeds were distributed pro rata to holders of common stock based on their respective ownership percentages (Note 10).

Kodiak is a construction services and building products distribution company that manages over 110 facilities across the U.S. and operates through a decentralized, local brand business model. Products and services offered by Kodiak -owned businesses include:

(a)	Construction Supplies

Construction supplies businesses distribute, fabricate, and erect steel, concrete, and related materials to commercial and residential builders.

(b)	Lumber and Building Materials

Lumber and building materials businesses distribute stock and fabricated building materials (lumber, millwork, gypsum, steel framing, roofing, trusses, hardware, cabinets, windows, and doors) to commercial and residential builders and work with architects, builders, contractors, developers, and property management companies to provide turn-key solutions on single-building to multiple-building projects. Additionally, retail centers are attached to certain lumber yards where product is sold directly to walk-in customers.

(c)	Gypsum

Gypsum businesses distribute wallboard and associated accessories, including steel studs and track, lath and plaster, insulation, stucco and exterior insulation and finish, trim, fasteners, and screws to commercial and residential builders.

(d)	Kitchen and Interiors

Prior to disposal, kitchen and interiors businesses distributed and installed appliances, cabinets, countertops, fixtures, and floor coverings to home builders, remodelers, and homeowners. The kitchen and interiors businesses were operated by the Company until the July 8, 2025 sale of the Company’s 100% equity interests in Kodiak Interiors Group LLC, which operated the kitchen and interiors businesses (Note 3).

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

March 31, 2026

(2)	Summary of Significant Accounting Policies

(a)	Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and contain all normal recurring adjustments, which are, in the opinion of management, necessary for a fair statement of the financial position of the Company as of March 31, 2026 and December 31, 2025, the results of operations for the three months ended March 31, 2026 and 2025, and cash flows for the three months ended March 31, 2026 and 2025. The results of operations for the three months ended March 31, 2026 are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2026. The unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto for the year ended December 31, 2025.

(b)	Fair Value Measurements

Fair value is an exit price representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is determined for assets and liabilities based upon a hierarchy for which those assets and liabilities must be grouped as follows:

Level 1:	Quoted prices in active markets for identical assets or liabilities

Level 2:	Observable inputs based on inputs not quoted on active markets but corroborated by market data

Level 3:	Unobservable inputs in which there is little or no market data, which requires the Company to develop its own assumptions

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The Company’s financial assets and liabilities approximate fair value due to their short-term nature or variable interest rates that approximate market interest rates.

The financial liabilities that are measured and recorded at estimated fair value on a recurring basis consist of contingent consideration associated with business acquisitions. The fair values of the Company’s Level 3 contingent consideration liabilities are determined using a Monte Carlo simulation model based on significant inputs not observable in the market, Level 3 inputs. The valuation model requires inputs including contractual terms, discount rates, EBITDA volatilities, and probabilities of achievement of contractual provisions. The fair value of contingent consideration arrangements is sensitive to changes in forecasts of earnings and discount rates. The fair value is reassessed at each reporting date based on assumptions in the Company’s most recent projections and input from management.

(c)	Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect amounts reported. Actual results could differ from those estimates. Significant items subject to such estimates include allowances for credit losses, vendor rebates receivable, inventory values, deferred tax asset valuation allowance, useful lives of long-lived assets, fair values of acquired intangible assets, lease terms and lease payments included in the measurement of ROU assets and lease liabilities, fair values of contingent consideration liabilities, stock-based compensation, variable consideration included in revenue, and progress toward satisfaction of performance obligations.

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

March 31, 2026

(d)	Recent Accounting Pronouncements – Adopted

In July 2025, the FASB issued ASU 2025-05, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. The ASU provides a practical expedient to assume that current conditions as of the balance sheet date will persist through the reasonable and supportable forecast period when estimating credit losses for current accounts receivable and current contract assets arising from transactions accounted for under ASC Topic 606, Revenue from Contracts with Customers. The standard applies prospectively and is effective in annual reporting periods beginning after December 15, 2025, and interim periods within those fiscal years, with early adoption permitted. The Company adopted the standard on a prospective basis for interim and annual periods beginning January 1, 2026. The adoption of this guidance did not have a material impact on the Company’s financial position and results of operations as of and for the three months ended March 31, 2026.

(e)	Recent Accounting Pronouncements – Not Yet Adopted

In November 2024, the FASB issued ASU 2024-03, Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. The ASU requires disclosure of disaggregated information about certain financial statement costs and expenses into prescribed natural expense categories and other related disclosures. The standard may be applied prospectively or retrospectively and is effective in annual reporting periods beginning after December 15, 2026 with early adoption permitted. The Company is currently evaluating the impact of this standard on its consolidated financial statements.

(3)	Discontinued Operations

On July 8, 2025, the Company completed the sale of its previously owned and operated kitchen and interiors business to a related party with a common minority ownership interest with the Company. The historical results of the kitchen and interiors business have been reflected as discontinued operations in the Company’s condensed consolidated financial statements for the period prior to the sale. In connection with the sale, the Company entered into or adopted agreements that provided a framework for the relationship between the Company and the buyer including, but not limited to, the following:

Equity Purchase Agreement – governs the rights and obligations of the parties regarding the sale, including the transfer of assets and assumption of liabilities, and establishes certain rights and obligations between the Company and the buyer following the sale, including procedures with respect to post-closing adjustments to the sale price, and related matters.

Transition Services Agreement – governed services between the Company and the buyer and their respective affiliates for the Company to provide on an interim, transitional basis, various services including, but not limited to, information technology, human resources, treasury, insurance, and mergers and acquisitions support. All services were terminated effective March 31, 2026.

The agreements do not provide the Company with the ability to influence the operating or financial policies of the buyer subsequent to the sale. During the three months ended March 31, 2026, the value of the services provided to the buyer was $182,396. No amounts were due to the Company from the buyer as of March 31, 2026.

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

March 31, 2026

The following table provides details about the major classes of line items constituting income from discontinued operations, net of tax, as presented in the condensed consolidated statement of operations for the three months ended March 31, 2025. The results of discontinued operations include an allocation of $3,976,816 of interest expense on corporate debt (Note 8) based on the ratio of the disposal group’s net assets to the Company’s total consolidated net assets:

Revenue	$115,202,401
Cost of revenue	83,318,303
Gross margin	31,884,098
Operating expenses:
Salaries and wages	12,477,780
Selling, general, and administrative expenses	6,486,992
Depreciation and amortization	1,606,001
Taxes and benefits	3,045,867
Rent	3,149,797
Gain on disposal of assets	10,650
Total operating expenses	26,777,087
Income from operations	5,107,011
Other income (expense):
Interest expense	(3,992,322)
Other income	121,454
Total other income (expense)	(3,870,868)
Income from discontinued operations before income taxes	1,236,143
Income tax expense	(385,137)
Income from discontinued operations	$851,006

(4)	Acquisition

Total consideration paid for business acquisitions is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values as of the acquisition date. Contingent consideration is measured at fair value based on probability-weighted assumptions related to the achievement of contractual provisions. Fair values are determined by management based on information available at the date of acquisition. Intangible assets are primarily valued using the income approach based on a discounted cash flow model for specific assets derived from projections of future revenue, expense, and economic conditions (Level 3).

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

March 31, 2026

Goodwill is the excess of the purchase price over those estimated fair values. The estimated fair values assigned to the assets acquired and liabilities assumed are based on reasonable assumptions that a marketplace participant would use. The estimates are inherently uncertain and subject to refinement. As a result, during the measurement period, which may be up to one year from the acquisition date, the Company may record adjustments to the assets acquired and liabilities assumed with corresponding offsets to goodwill. Upon the conclusion of the measurement period or final determination of the estimated fair values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded in the Company’s consolidated statement of operations. Factors that contribute to the recognition of goodwill may include acquiring a talented workforce, including management experience, customer loyalty, brand reputation, and industry expertise. Goodwill is expected to be fully deductible for tax purposes.

Operating results of acquired businesses are included in the Company’s consolidated results from the date of acquisition. Transaction costs incurred by the Company during the three months ended March 31, 2026 and 2025 were $448,633 and $1,044,827, respectively. These costs are included in strategic development expenses on the condensed consolidated statement of operations.

On April 2, 2025, through its wholly owned subsidiary KBP, LLC, the Company acquired all of the outstanding stock of New River Building Supply, Inc., a North Carolina based supplier of high-quality lumber and building materials to professional builders, contractors, and do-it-yourself homeowners. The acquisition was undertaken to expand the Company’s presence in the growing markets of North Carolina and enhance operations through Kodiak’s resources, expertise, and national network. The purchase price consisted of cash consideration of $47,510,600 and contingent consideration of $542,000. The earn-out provision in the arrangement provided for the payment of additional consideration of up to $1,000,000 based on a defined earnings-related target measured over the 12-month period ending April 2, 2026.

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

March 31, 2026

The purchase price was allocated as follows:

	Useful life (years)	Allocation
Cash		$240,716
Accounts receivable		5,262,352
Vendor rebates receivable		100,000
Inventory		8,657,402
Prepaid and other assets		92,426
Property and equipment		1,589,377
Operating lease right-of-use assets		589,953
Customer relationships	8	17,690,000
Trade name	10	1,915,000
Noncompete agreements	5	135,000
Goodwill		17,462,057
Accounts payable		(4,274,562)
Accrued expenses		(817,168)
Operating lease liabilities		(589,953)
Total		$48,052,600

(5)	Intangible Assets and Goodwill

The following tables summarize intangible assets by category:

	March 31, 2026
	Gross carrying amount	Accumulated amortization	Net book value
Customer relationships	$201,468,440	$125,805,039	$75,663,401
Trade names	90,594,000	61,697,413	28,896,587
Noncompete agreements	1,542,058	837,508	704,550
Intangible assets	$293,604,498	$188,339,960	$105,264,538

	December 31, 2025
	Gross carrying amount	Accumulated amortization	Net book value
Customer relationships	$201,468,440	$121,266,595	$80,201,845
Trade names	90,594,000	60,090,188	30,503,812
Noncompete agreements	1,542,058	777,008	765,050
Intangible assets	$293,604,498	$182,133,791	$111,470,707

Goodwill of $27,968,096 was derecognized in connection with the disposal of the kitchen and interiors business during the year ended December 31, 2025 (Note 3). There were no material changes in the carrying value of goodwill during the three months ended March 31, 2026 or 2025.

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

March 31, 2026

(6)	Revenue

The following table summarizes revenue from continuing operations by product category:

	Three Months Ended March 31,
	2026		2025
	Amount	Percentage	Amount	Percentage
Specialty building products and services	$143,118,947	27%	$137,237,930	26%
Lumber and wood products	88,079,108	17%	85,547,553	16%
Manufactured components	94,262,746	18%	94,552,089	18%
Doors and millwork	70,312,993	13%	82,364,093	16%
Steel	66,175,211	12%	62,635,431	12%
Windows	35,997,759	7%	33,866,152	6%
Wallboard and interior construction	33,447,072	6%	31,788,000	6%
Revenue	$531,393,836	100%	$527,991,248	100%

(7)	Accrued Expenses

The following table presents the components of accrued expenses:

	March 31, 2026	December 31, 2025
Operating lease liabilities	$26,913,132	$27,163,787
Accrued salaries and wages	23,042,197	29,048,354
Other accrued liabilities	9,661,460	10,195,274
Accrued employee benefits	1,958,813	8,436,225
Sales tax payable	7,947,301	7,493,403
Accrued interest	347,475	338,838
Accrued expenses	$69,870,378	$82,675,881

(8)	Debt

Credit Facilities

In December 2024, the Company entered into a syndicated, secured debt financing arrangement (“2031 Term Loan Agreement”) in the form of a $1,640,000,000, 7-year term loan (“2031 Term Loan”). In connection with the 2031 Term Loan issuance, the Company also amended the terms of its existing syndicated, asset-based lending credit facility (“ABL Credit Agreement”) to extend the maturity to December 4, 2029. The 2031 Term Loan Agreement provided for the Company to request incremental commitments for amounts based, in part, on future operating results and the maintenance of an overall maximum leverage ratio, as defined.

Borrowings under the 2031 Term Loan bore interest at variable rates, at the Company’s designation, at either 1) the designated term SOFR plus 3.75% or 2) an alternate daily Base Rate (the greater of the prime rate, the federal funds rate plus 0.50%, or the one-month term SOFR plus 1.0%) plus 2.75%, subject to a floor of 0.00%. Interest was payable no less than quarterly. The interest rate in effect on the 2031 Term Loan as of March 31, 2026 was 7.42%.

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

March 31, 2026

Beginning on June 30, 2025, the Company began making minimum quarterly principal payments on 2031 Term Loan borrowings of $4,100,000. Remaining unpaid balances were initially due on the initial maturity date of December 4, 2031. Beginning in 2026, additional annual mandatory principal payments were required to the extent that Excess Cash Flow, as defined in the 2031 Term Loan Agreement, was generated in the preceding calendar year. Voluntary repurchases and prepayments reduce the Company’s obligation to make mandatory principal prepayments under the Excess Cash Flow provision. The 2031 Term Loan Agreement further provided for partial mandatory prepayments to the extent certain contractually defined events occurred. No amounts were due under the mandatory prepayment provisions as of December 31, 2025.

The 2031 Term Loan provided for prepayment at the Company’s option without penalty. On July 25, 2025, the Company utilized net cash proceeds from the sale of its kitchen and interiors business unit (Note 3) to voluntarily prepay $145,000,000 in principal on the 2031 Term Loan. The July 2025 prepayment was a partial extinguishment under which the Company recognized a loss on extinguishment of $1,644,909, associated with the write-off of associated unaccreted original issue discount and unamortized debt issuance costs.

Under the terms of the 2031 Term Loan Agreement, the Merger resulted in a change of control of the Company under which all outstanding obligations were immediately due and paid effective April 1, 2026, and the 2031 Term Loan Agreement was automatically terminated.

Through March 31, 2026, the ABL Credit Agreement provided for revolving loan commitments (“ABL Revolver”) of up to $350,000,000, including up to $5,000,000 of swingline loans, and available letters of credit of up to $35,000,000. Borrowing availability under the ABL Revolver was based on a percentage of the value of certain assets securing the Company’s obligations, reduced by outstanding letters of credit and borrowings. The ABL Credit Agreement provided for incremental commitments for amounts based, in part, on future operating results and the maintenance of an overall maximum leverage ratio, as defined. ABL Revolver borrowings bore variable interest, at the Company’s designation, at either 1) the designated term SOFR based on the applicable interest period plus 0.10% (“ABL Term SOFR”) plus 1.00%, plus a margin of 1.50% to 2.00% based on Quarterly Average Excess Availability, as defined or 2) the base rate (the greater of the prime rate, the federal funds rate plus 0.50%, or the 1-month ABL Term SOFR, subject to a floor of 1.00%, plus 1.00%, plus a margin of 0.50% to 1.00% based on Quarterly Average Excess Availability, as defined). Swingline loans bore interest solely under the base rate. The Company incurred unused commitment fees on the ABL Credit Facility based on utilization ranging from 0.250% to 0.375%. Interest and fees were payable no less than quarterly with all accrued unpaid interest and outstanding principal amounts due in full on the initial maturity date of December 4, 2029. As of March 31, 2026, the Company had outstanding borrowings under the ABL Revolver of $15,000,000 and $13,642,568 in outstanding letters of credit. There was no outstanding swingline loan balance.

The consummation of the Merger constituted a change of control under the terms of the ABL Credit Agreement, which triggered an event of default thereunder entitling the lenders to, among other remedies, declare all outstanding borrowings immediately due and payable, terminate all revolving commitments, and require that all outstanding letters of credit be cash collateralized. Simultaneously with the closing of the Merger, all outstanding obligations under the ABL Revolver were paid in full, and cash collateral was posted with respect to all outstanding letters of credit. The ABL Credit Agreement was subsequently terminated.

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

March 31, 2026

All of the obligations under the 2031 Notes and ABL Credit Agreement were guaranteed jointly and severally by all of the Company’s restricted subsidiaries. Additionally, all obligations under the 2031 Term Loan Agreement and ABL Credit Agreement, and the guarantees of those obligations, were secured by substantially all of the assets of the Company and the guarantors, subject to certain exceptions and permitted liens, including a prioritized security interest in substantially all current assets that constituted ABL Priority Collateral and a prioritized security interest in substantially all non-current assets that constituted the Term Loan Priority Collateral, as respectively defined in the Intercreditor Agreement among the 2031 Term Loan Agreement and ABL Credit Agreement lenders.

The 2031 Term Loan Agreement and ABL Credit Agreement facilities contained restrictive covenants which, among other things, limited the Company’s ability to incur additional indebtedness, incur liens, engage in mergers or other fundamental changes, sell certain assets, pay dividends, make acquisitions or investments, prepay certain indebtedness, change the nature of the business, and engage in certain transactions with affiliates. In addition, the ABL Credit Agreement facility also contained a financial covenant requiring the satisfaction of a minimum fixed charge ratio of 1.00 to 1.00 if excess availability fell below the greater of $31,500,000 or 10% of the maximum borrowing amount, which was $350,000,000 as of March 31, 2026.

Notes Payable

The Company has issued a note payable financing property and equipment. The property and equipment note is secured by the assets financed.

Long-term debt consisted of the following:

	March 31, 2026	December 31, 2025
2031 Term Loan	$1,486,800,000	$1,486,800,000
Notes payable	426,058	427,255
Finance lease obligations (Note 9)	9,324,863	9,850,237
	1,496,550,921	1,497,077,492
Less unamortized debt discount/premium and debt issuance costs	(15,098,572)	(15,762,936)
Less current maturities of long-term debt and lease obligations	(18,769,190)	(18,485,524)
Long-term debt, net of current maturities, discounts, and issuance costs	$1,462,683,159	$1,462,829,032

(9)	Leases

As of March 31, 2026, the Company is obligated under finance leases covering certain office and field equipment and vehicles with remaining lease terms that expire between 2026 and 2035.

The Company is also obligated under noncancellable operating leases, primarily for real estate, with remaining lease terms that expire between 2026 and 2040. These leases frequently contain renewal options for periods ranging from 1 to 10 years. Because the Company is generally not reasonably certain to exercise these renewal options, such options are not included in the lease term, and associated potential option payments are excluded from lease payments.

Payments due under lease contracts include fixed payments, plus for many of the Company’s leases, variable payments based on variable rates, including but not limited to, property taxes, insurance, common area maintenance, and mileage. For equipment leases, maintenance services are often provided by the lessor at a fixed cost and are included in the fixed lease payments.

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

March 31, 2026

The Company’s leases generally do not include any material residual value guarantees or restrictive financial or other covenants.

Amounts reported on the condensed consolidated balance sheets were as follows:

	March 31, 2026	December 31, 2025
Operating leases:
Operating lease right-of-use assets	$159,535,631	$166,725,885
Current operating lease liabilities (included in accrued expenses)	$26,913,132	$27,163,787
Non-current operating lease liabilities	143,179,534	149,745,192
Total operating lease liabilities	$170,092,666	$176,908,979
Finance leases:
Property and equipment	$17,479,008	$17,479,008
Accumulated amortization	(6,788,908)	(6,225,874)
Property and equipment, net	$10,690,100	$11,253,134
Current portion of finance lease obligations (included in current portion of long-term debt)	$1,943,132	$1,658,269
Long-term portion of finance lease obligations (included in long-term debt)	7,381,731	8,191,968
Total finance lease liabilities	$9,324,863	$9,850,237

The components of total lease cost from continuing operations were as follows:

	Three Months Ended March 31,
	2026	2025
Operating lease cost	$9,251,432	$8,960,398

Finance lease cost:
Amortization of right-of-use assets	578,471	456,482
Interest on lease liabilities	300,862	261,366
Total finance lease cost	879,333	717,848
Variable and short-term lease cost	901,574	1,067,190
Total lease cost	$11,032,339	$10,745,436

Cash paid for amounts included in the measurement of lease liabilities was as follows:

	Three Months Ended March 31,
	2026	2025
Operating cash flow from operating leases	$9,034,433	$8,077,410
Operating cash flow from finance leases	300,862	261,366
Financing cash flow from finance leases	525,374	631,604

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

March 31, 2026

(10)	Equity

Under its Amended Certificate of Incorporation (“COI”), the Company is authorized to issue 36,332 shares of common stock consisting of 18,800 shares of Class L common stock (“Class L”) and 17,532 shares of Class A common stock (“Class A”). Both classes of stock have a par value of $0.01 per share. Class L provides for a yield that accrues daily at a rate of 10% annually, compounded on a semiannual basis, applied to a $10,000 per share priority amount plus unpaid Class L yield and has certain preferential rights with respect to distributions, including a Liquidity Event as defined in the COI. In the event of a distribution, the holders of Class L are first entitled to receive amounts equaling any accrued and unpaid yield on a pro rata basis based on the number of Class L shares. After the required amount for any accrued and unpaid Class L yield, holders of Class L are further entitled an amount equal to the aggregate unreturned $10,000 per share priority amount on a pro rata basis based on the number of Class L shares. During the year ended December 31, 2021, the Company paid Class L dividends in full satisfaction of Class L yield and Class L priority amounts. The Company has not subsequently issued any additional shares of Class L. Accordingly, as of March 31, 2026 all Class L yield and Class L priority amounts were fully returned. Upon settlement of Class L yield and Class L priority amounts, holders of both classes of common stock receive any remaining distributions on a pro rata basis. Excepting the majority investor, holders of Class L and Class A are subject to transfer restrictions.

In general, with respect to voting rights, holders of Class L and Class A vote together as a single class for all purposes, including election of the board of directors. Upon the consummation of an initial public offering, or at any time, at the option of the board of directors and upon approval of the holders of a majority of the outstanding common stock, Class L may be converted to Class A at a 1:1 conversion ratio adjusted for any unpaid Class L yield and any unreturned Class L priority amount.

Designated shares of Class A held by members of management are subject to vesting and may be repurchased at the Company’s option upon the holder’s termination of employment with the Company generally at fair market value and cost for vested shares and unvested shares, respectively. As of March 31, 2026, 896 Class A outstanding shares were subject to the contingent repurchase option, all of which were vested. No shares were redeemable as of March 31, 2026.

The Merger constituted a Liquidity Event under the COI under which all holders of Class L and Class A received pro rata distributions of residual proceeds from the transaction, in a combination of cash and QXO common stock in proportion to the aggregate transaction price, after the settlement of indebtedness (Note 8), payment of transaction costs, settlement of outstanding stock options (Note 11) and change of control bonuses (Note 13). A portion of the proceeds otherwise distributable to all equity security holders was withheld at closing and placed into escrow pending resolution of customary working capital and other post-closing adjustments.

(11)	Stock Compensation

Through March 31, 2026, the Company’s board of directors administered a nonqualified equity incentive plan (the “Equity Incentive Plan”) for key employees under which the board of directors granted options to purchase Class A common shares of the Company. The exercise price of each stock option was equal to the fair value of the Company’s stock on the date of grant and had a maximum contractual term of 10 years. Service-based stock options generally cliff vested over a period of four to five years. Certain stock options were subject to performance vesting conditions in addition to service vesting. Vested stock options became exercisable on the earliest to occur of a separation of service or 10 years following the vesting commencement date and were immediately redeemable upon a change of control. Certain outstanding and unvested stock options provided for immediate vesting upon a change of control as long as the recipient remained continuously employed by the Company through the consummation thereof.

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

March 31, 2026

On July 8, 2025, in connection with the disposal of the Company’s kitchen and interiors business unit (Note 3), the Company modified 63.920 outstanding stock option awards held by employees who were terminated by the Company and were subsequently employed by the buyer. The board of directors approved a modification to extend the exercise period associated with vested stock options held by the affected employees to align with each grantee’s continued employment with the buyer rather than the standard 60-day post-termination period and to allow for the affected employees to continue vesting in unvested stock options based on their continued service with the buyer or its affiliates. Under the modified terms, vested stock options remained exercisable on the earliest to occur of a separation of service from the buyer or its affiliates or 10 years following the vesting commencement date and remained immediately redeemable upon a Kodiak change of control. As of March 31, 2026, 63.920 stock options remained outstanding under these modified terms, 62.820 of which were vested.

The following table presents the activity for stock options outstanding and weighted average exercise price:

	Non-qualified Stock Options	Exercise Price
Outstanding - December 31, 2025	428.775	$24,328
Granted	—	—
Forfeited	(1.500)	68,000
Canceled	(0.200)	88,191
Exercised	—	—
Outstanding - March 31, 2026	427.075	$24,145

No stock options were exercisable as of March 31, 2026. As of March 31, 2026, the weighted average remaining contractual term on stock options outstanding was 4.55 years.

The total fair value of stock options vested during the three months ended March 31, 2026 was $302,504. The following table presents the status of and changes in nonvested stock options:

	Non-qualified stock options	Weighted average grant date fair value
Nonvested - December 31, 2025	44.800	$20,600
Granted	—	—
Vested	(13.300)	22,745
Forfeited	(1.500)	19,219
Nonvested - March 31, 2026	30.000	$19,718

Compensation expense is recorded in salaries and wages in the condensed consolidated statements of operations. As of March 31, 2026, there was $522,260 of total unrecognized compensation cost related to outstanding stock options. This cost was expected to be recognized over a weighted average period of 2.63 years. Total unrecognized compensation expense was subject to future adjustments for forfeitures.

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

March 31, 2026

In accordance with the terms of the awards, vesting was accelerated upon closing of the Merger for all eligible unvested stock options. All outstanding stock options were immediately canceled. Vested stock options were each redeemed in exchange for a combination of cash and QXO common stock, in proportion to the transaction consideration, equal to the product of the number of Class A Common shares subject to each stock option and the excess, if any, of the Class A Common per-share transaction consideration over the applicable strike price of each stock option, net of applicable withholding taxes. A portion of such consideration was withheld from each option holder and deposited into escrow at closing on the same terms applicable to holders of common stock. The Equity Incentive Plan was terminated in connection with the Merger.

(12)	Income Taxes

The Company’s interim provision for income taxes is determined based on its annual estimated effective tax rate, applied to the actual year-to-date income, and adjusted for the tax effects of any discrete items. The Company’s effective tax rate for the three months ended March 31, 2026, excluding discrete items, was 27.04%, compared to 66.18% for the three months ended March 31, 2025. The Company’s effective tax rates for the three months ended March 31, 2026 and 2025 were based on the U.S. federal statutory tax rate of 21% and state jurisdictional income tax rates, adjusted for permanent items including non-deductible expenses.

On July 4, 2025, the One Big Beautiful Bill Act ("OBBBA") was signed into law. The OBBBA makes permanent or introduces certain changes to the Internal Revenue Code, including 100% bonus depreciation, the deductibility of interest expense, and expensing domestic research costs. ASC 740, Income Taxes, requires that the effect of changes in tax rates and laws be recognized in the period in which the legislation is enacted. The impact of this change was primarily a reclassification from current to deferred taxes.

(13)	Contingencies

Litigation

In the normal course of business, the Company may be party to litigation from time to time. The Company maintains insurance to cover certain actions and believes that the outcome of such matters will not have a significant effect on the Company’s consolidated financial position or results of operations.

Change of Control Bonuses

In connection with anti-dilution protection provided to certain stock option holders as a result of historical equity restructuring events, the Company was required to make cash payments upon a change of control, provided that the recipients remained continuously employed by the Company through the consummation thereof. Contingent bonuses expired based on the normal expiration date of the associated stock options.

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

March 31, 2026

Concurrent with the July 8, 2025 stock option modification (Note 11) related to the disposal of the Company’s kitchen and interiors business unit (Note 3), the Company modified outstanding change of control bonus awards valued at $4,760,606 held by employees who were terminated by the Company and were subsequently employed by the buyer. The board of directors approved a modification to provide for continued vesting of the contingent bonus awards held by the affected employees to align with each grantee’s continued employment with the buyer or its affiliates and to allow for payment of the awards to be triggered either by a Kodiak change in control or a change in control of the buyer’s ultimate parent. All of the modified awards remained outstanding as of March 31, 2026.

As of March 31, 2026, the maximum payment obligation for all outstanding contingent bonus awards was $30,375,814. As of March 31, 2026, the weighted average remaining contractual term on contingent bonus awards was 4.19 years. Contingent bonuses were accrued and settled on April 1, 2026 upon the occurrence of the triggering change of control Merger transaction.

(14)	Subsequent Events

The Company has evaluated all subsequent events through May 11, 2026, which is the date the condensed consolidated financial statements were available to be issued.